UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 2, 2016

HOLOGIC, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-36214	04-2902449
(Commission File Number)	(I.R.S. Employer Identification No.)

250 Campus Drive, Marlborough, MA	01752
(Address of Principal Executive Offices)	(Zip Code)

(508) 263-2900
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    Director Resignation. On March 3, 2016, Jonathan Christodoro and Samuel Merksamer resigned from the Board of Directors of Hologic, Inc. (the “Company”), effective immediately. These resignations did not involve any disagreement with the other Board members or with management. See Item 8.01 below for additional information.

(e)    Material Amendment to Compensatory Plan. On March 2, 2016, the Company’s stockholders approved amending the Company’s 2012 Employee Stock Purchase Plan (the “ESPP”) to increase the number of shares authorized for future issuance under the plan by 3,000,000 shares.

A copy of the ESPP, as amended, is filed as Exhibit 10.1 hereto.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 2, 2016, the Board approved amending the Company's bylaws to revise Section 2.8, effective that day, to provide that a director may be removed from office with or without cause by vote of the holders of a majority of the shares then entitled to vote at an election of directors. Section 2.8 of the bylaws previously provided that a director could be removed from office only for cause by vote of the holders of eighty percent (80%) of the voting stock then outstanding.

The description above is qualified in its entirety by reference to the Company’s Fifth Amended and Restated Bylaws, which are filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company's Annual Meeting of Stockholders was held on March 2, 2016. Of the 283,844,849 shares outstanding and entitled to vote, 260,835,014 shares were represented at the meeting, constituting a quorum of 91.89%.

All nominees were elected to the Board for a one-year term. One of the directors, Mr. Merksamer, received more votes “withheld” from his election than votes “for”. Under the Company’s bylaws, Mr. Merksamer was required to submit his resignation, contingent upon Board approval. As described above, Mr. Merksamer tendered his resignation without any contingencies.

In addition to electing directors, the stockholders provided advisory approval of the Company's executive compensation, approved the amendment to the Hologic, Inc. 2012 Employee Stock Purchase Plan, and ratified the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending September 24, 2016.

The results of the votes for each of these proposals were as follows:

Proposal 1.     Election of Directors:

Nominees	For	Withhold	Broker Non-Votes
Jonathan Christodoro	216,876,873	30,283,592	13,674,549
Sally W. Crawford	226,050,578	21,109,887	13,674,549
Scott T. Garrett	244,956,040	2,204,425	13,674,549
Nancy L. Leaming	227,088,539	20,071,926	13,674,549
Lawrence M. Levy	244,319,783	2,840,682	13,674,549
Stephen P. MacMillan	240,362,068	6,798,397	13,674,549
Samuel Merksamer	100,411,629	146,748,836	13,674,549
Christiana Stamoulis	243,672,482	3,487,983	13,674,549
Elaine S. Ullian	227,150,270	20,010,195	13,674,549
Christopher J. Coughlin	245,577,948	1,582,517	13,674,549

Proposal 2.     Advisory approval of the Company's executive compensation:

For:	Against:	Abstain:	Broker Non-Votes:
197,297,865	49,690,042	172,558	13,674,549

Proposal 3.	Approval of Amendment to the Hologic, Inc. 2012 Employee Stock Purchase Plan:

For:	Against:	Abstain:	Broker Non-Votes:
245,933,286	1,139,091	88,088	13,674,549

Proposal 4.	Ratification of the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending September 24, 2016:

For:	Against:	Abstain:
253,039,745	7,678,687	116,582

Item 8.01	Other Events.

As noted in Item 5.02 above, on March 3, 2016, Jonathan Christodoro and Samuel Merksamer resigned from the Company’s Board, effective immediately. Messrs. Christodoro and Merksamer were originally appointed to the Board pursuant to the Nomination and Standstill Agreement, dated December 8, 2013, (the “Standstill Agreement”), by and among the Company and Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP, Icahn Partners Master Fund III LP, Icahn Partners LP, Icahn Onshore LP, Icahn Offshore LP, Icahn Capital LP, IPH GP LLC, Icahn Enterprises Holdings LP, Icahn Enterprises G.P. Inc., Beckton Corp., High River Limited Partnership, Hopper Investments LLC, Barberry Corp., Carl C. Icahn, Jonathan Christodoro and Samuel Merksamer (collectively, the “Icahn Group”).

On March 3, 2016, following the resignations of Messrs. Christodoro and Merksamer (each, an “Icahn Designee”) from the Board, the Company received written notice from the Icahn Group irrevocably waiving any right to designate a replacement for any Icahn Designee under the Standstill Agreement and, accordingly, that the Standstill Period (as defined in the Standstill Agreement) has ended as of the date of the notice.

In connection with the resignation of Messrs. Christodoro and Merksamer, the Board reduced the size of the Board, fixing the size at eight (8) members.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1 10.1	Fifth Amended and Restated Bylaws of Hologic, Inc. Hologic, Inc. 2012 Employee Stock Purchase Plan, as Amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2016	HOLOGIC, INC.

	By:	/s/ John M. Griffin
John M. Griffin
General Counsel

EXHIBIT INDEX

Exhibit No.    Exhibit Name_______________________________________________

3.1 10.1	Fifth Amended and Restated Bylaws of Hologic, Inc. Hologic, Inc. 2012 Employee Stock Purchase Plan, as Amended